UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2026

Ramaco Resources, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West Main Street, Suite 1900

Lexington, Kentucky 40507

(Address of principal executive offices)

Registrant’s telephone number, including area code: (859) 244-7455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	METC	Nasdaq Global Select Market
Class B common stock, $0.01 par value	METCB	Nasdaq Global Select Market
8.375% Senior Notes due 2029	METCZ	Nasdaq Global Select Market
8.250% Senior Notes due 2030	METCI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Jury Verdict Entered in Hayseeds Portion of the Insurance Coverage Litigation Against Federal Insurance Company and ACE American Insurance Company

Background

As previously disclosed, on November 5, 2018, one of three raw coal storage silos that fed the Elk Creek preparation plant of Ramaco Resources, LLC ("Ramaco LLC"), a subsidiary of Ramaco Resources, Inc. (the "Company"), experienced a partial structural failure. A temporary conveying system completed in late November 2018 restored approximately 80% of plant capacity, and a permanent belt workaround restored the preparation plant to its full processing capacity in mid-2019. The Company’s insurance carrier, Federal Insurance Company, disputed Ramaco LLC’s claim for coverage based on certain exclusions to the applicable policy. On August 21, 2019, Ramaco LLC filed suit against Federal Insurance Company and Chubb INA Holdings, Inc. in Logan County Circuit Court in West Virginia, seeking a declaratory judgment that the partial silo collapse was an insurable event and to require coverage under the policy. The defendants removed the case to the United States District Court for the Southern District of West Virginia (the "Court"), and upon removal, Ramaco LLC substituted ACE American Insurance Company as a defendant in place of Chubb INA Holdings, Inc.

The initial trial in the matter commenced on June 29, 2021. On July 15, 2021, the jury returned a verdict in favor of Ramaco LLC for $7.7 million in contract damages, and on July 16, 2021, the jury made an additional award of $25.0 million for damages for wrongful denial of the insurance claim under Hayseeds, Inc. v. State Farm Fire & Casualty Co., 177 W. Va. 323, 352 S.E.2d 73 (W. Va. 1986), including damages for inconvenience and aggravation. Under West Virginia law, the Hayseeds doctrine provides that whenever a policyholder substantially prevails in a first-party property damage suit against its insurer, the insurer may be liable not only for the policy benefits owed but also for the insured’s reasonable attorneys’ fees, net economic losses caused by delay in settlement, and damages for aggravation and inconvenience. On March 4, 2022, the Court entered a memorandum opinion and order reducing the jury award to a total of $1.8 million, including pre-judgment interest, and vacating in its entirety the jury’s award of Hayseeds damages.

On April 1, 2022, Ramaco LLC filed a notice of appeal with the U.S. Court of Appeals for the Fourth Circuit. On July 20, 2023, the Fourth Circuit rendered a decision reinstating the jury’s $7.7 million contract damages verdict, determining that Ramaco LLC is entitled to attorney’s fees in an amount to be determined on remand, and holding that Ramaco LLC is entitled to Hayseeds damages for wrongful denial of the claim but remanding the matter for a new trial on the amount of such damages after finding the original $25.0 million award to be excessive. The defendants’ Petition for Rehearing and Rehearing En Banc was denied on August 15, 2023. The Fourth Circuit issued its mandate on October 2, 2023. During 2023, the defendants fully paid the portion of the judgment related to contract (compensatory) damages, and that portion of the matter was considered closed.

On August 19, 2024, the Court issued a Memorandum Opinion and Order providing that the Hayseeds damages to be considered in the new trial would include annoyance and inconvenience up to October 2, 2023, and net economic loss caused by the defendants’ delay in settlement for the period of July 15, 2021 through October 2, 2023, with new discovery permitted for those time periods.

Judgment and Damages

The new trial on Hayseeds damages commenced on September 22, 2026, in the Charleston Division of the Court. There are three elements of damages in this matter: (i) Hayseeds damages for aggravation and inconvenience; (ii) Hayseeds damages for net economic loss; and (iii) attorney’s fees.

On September 25, 2026, after deliberations, the jury determined by a preponderance of the evidence that the following damages should be awarded to Ramaco LLC:

●	Hayseeds damages for aggravation and inconvenience in the amount of $2,500,000; and

●	Hayseeds damages for net economic loss in the amount of $27,500,000.

The jury’s verdict resolved two of the three elements of damages. The remaining element—attorneys’ fees—was not decided by the jury and will be determined by the Court.

The Court entered judgment in favor of Ramaco LLC and against defendants Federal Insurance Company and ACE American Insurance Company in accordance with the jury’s verdict on September 25, 2026.

The Company is grateful to the jury for its careful consideration of the facts and for delivering a just verdict that recognizes the harm we suffered by the insurance carriers’ wrongful delay in payment of a legitimate insurance claim that we filed in 2019.

Post-Trial Motions

The Court has directed that any and all post-trial motions, including but not limited to motions to set aside the jury’s verdict or to reduce the amounts reflected in the verdict, must be filed in writing within 28 days of the entry of judgment.

Appeal

Under Rule 4(a)(1)(A) of the Federal Rules of Appellate Procedure, a notice of appeal must be filed with the district clerk within 30 days after the entry of the final judgment or order appealed from. Accordingly, the defendants will have 30 days from the date of entry of the final judgment to file a notice of appeal with the Court. However, if any party files a timely post-trial motion under Rule 50(b), Rule 59, or certain other provisions of the Federal Rules of Civil Procedure within the time allowed by those rules, the time to file a notice of appeal will run for all parties from the entry of the order disposing of the last such remaining motion or motions.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Ramaco Resources, Inc. dated September 28, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ramaco Resources, Inc.

By:	/s/ Randall W. Atkins
	Name:	Randall W. Atkins
	Title:	Chairman and Chief Executive Officer

Date: September 28, 2026

3